THATCHER MINING PTE. LTD.

CO. REG. NO. 200608398R

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Loan Guarantee agreement

November 28th 2006 between Patriarch Inc and Thatcher Mining Plc.

Patriarch, Inc. of 4526 Underwood Avenue., North Vancouver ; BC V7K 2S2, hereby loans Thatcher Mining PTE. LTD of 9 Temasek Boulevard, #16-02A Suntec Tower 2, Singapore, 038989, the sum of ninety thousand US dollars (US$90,000) repayable on demand. Thatcher Mining and Cameron Reynolds hereby guarantees the loan.

David Pope Director Thatcher Mining

Cameron John Reynolds.

President of Patriarch. Strato Malamas

9 Temasek Boulevard, #16-02A Suntec Tower Two,
Singapore 038989

Telephone (65) 6333 7234
Telefax (65) 6337 7235

THATCHER MINING – Singapore US$ Account

Name: **THATCHER MINING PTE LTD**

Bank: **UNITED OVERSEAS BANK LIMIITED**

Add: **1 COLEMAN STREET #01-14 THE ADELPHI, SINGAPORE 179803**

Account No: **372 900 295 8**

Swift Code: **UOVBSGSG**